UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2021

OBALON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37897	26-1828101
(Commission File Number)	(IRS Employer Identification No.)

5421 Avenida Encinas, Suite F Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

(760) 607-5164

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OBLN	The NASDAQ Stock Market LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submissions of Matters to a Vote of Security Holders.

A special meeting of the stockholders of the Obalon Therapeutics, Inc. (the “Company”) was held vritually on May 25, 2021 (the “Special Meeting”) in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated January 19, 2021, by and among the Company, ReShape Lifesciences, Inc. (“ReShape”), and Optimus Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which, ReShape will merge with and into Merger Sub and survive as a wholly owned subsidiary of the Company (the “Merger”). As a result of the Merger, the Company will be renamed “ReShape Lifesciences Inc.” and ReShape will be renamed ReShape Weightloss Inc.

At the close of business on April 7, 2021, the record date for the Special Meeting, there were 10,021,568 shares of Common Stock outstanding and entitled to vote. Holders of 5,425,656 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), representing 54.1% of the shares entitled to vote, were present at the Special Meeting, either in person vritually or by proxy, constituting a quorum. Set forth below are the voting results from the Special Meeting.

Proposal 1. To approve the issuance of shares of the Common Stock, in connection with the Merger, as described in the Merger Agreement, which required the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively on the proposal.

Votes For	Votes Against	Abstentions
5,292,226	125,988	7,442

Proposal 2. To approve the authorization of the board of directors of the Company (the “Board”), in its discretion but in no event later than the date of the 2021 annual meeting of stockholders, to amend the Company’s Restated Certificate of Incorporation, as amended, to effect a reverse stock split of Common Stock, at a ratio in the range of 1-for-3 to 1-for-10 (the “Reverse Stock Split”), such ratio to be determined by the Board and included in a public announcement, as described in the Company’s definitive joint proxy statement/prospectus on Form S-4/A filed with the SEC on April 9, 2021, which required the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock entitled to vote thereon.

Votes For	Votes Against	Abstentions
5,112,512	286,191	26,953

The Company did not call the vote on the adjournment of the Special Meeting as there were sufficient votes to approve Proposal 1 and 2. No other proposals were submitted to a vote of the Company’s stockholders at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBALON THERAPEUTICS, INC.

Date: May 26, 2021	By:	/s/ Andrew Rasdal
Andrew Rasdal
President and Chief Executive Officer